                                                                   EXHIBIT 10.26


                    ALION SCIENCE AND TECHNOLOGY CORPORATION
                               PHANTOM STOCK PLAN


        The Alion Science and Technology Corporation Phantom Stock Plan (the "Plan") is hereby established by Alion Science and Technology Corporation, a Delaware corporation (the "Company"), effective as of February 11, 2003.

                                    ARTICLE 1
                                     PURPOSE

        The purpose of the Plan is to attract and retain key management employees of the Company and to provide such persons with a proprietary interest in the Company through the granting of phantom shares of common stock of the Company ("Phantom Stock").

                                    ARTICLE 2
                                   DEFINITIONS

        For the purpose of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1 "Administrator" shall mean the compensation committee of the Board unless the Board resolves to act itself as the Administrator.

2.2 "Affiliate" means any entity, whether now or hereafter existing, which at the time of reference, controls, is controlled by, or is under common control with, Alion (including, but not limited to, joint ventures, limited liability companies, and partnerships).

2.3     "Award" means a grant of Phantom Stock under this Plan.

2.4     "Board" means the board of directors of the Company.

2.5 "Cause" or "Just Cause" shall have the same meaning as defined in the relevant Participant's Employment Agreement.

2.6 "Change in Control" shall mean and shall be deemed to have occurred if at any time for whatever reason:

        (i) any Person (other than the Holder, or any of the Holder's direct assignees or transferees), or the Trust, together with their "affiliates" within the meaning of Rule 12b-2 of the Commission under the Exchange Act) shall acquire beneficial ownership (including beneficial ownership resulting from the formation of a "group" within the meaning of Rule13d-5 of the Securities Exchange Commission ("SEC") under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the outstanding capital stock of the Company, ordinarily having the right to vote at any election of directors;

        (ii) there is a sale of all or substantially all of the Company's assets, directly or indirectly through one or more transactions whether or not concurrent; or

        (iii)   there is a liquidation or dissolution of the Company.

For these purposes, the term "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

2.7 "Code" means the Internal Revenue Code of 1986, as amended and any successor Code, and related rules, regulations and interpretations.

2.8 "Common Stock" means the voting common stock, $0.01 par value per share, of the Company, subject to adjustments pursuant to the Plan.

2.9 "Company" means Alion Science and Technology Corporation, a Delaware corporation.

2.10 "Date of Grant" means the effective date on which an Award is made to a Participant as set forth in the applicable Phantom Stock Agreement.

2.11 "Disability" shall have the same meaning as defined in the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan.

2.12 "Employee" shall mean any person who is employed by the Company, is on the Company's payroll, and whose wages are subject to withholding under the Federal Insurance Contributions Act, codified in Code Section 3121 or would be subject to such withholding if paid in the US.

2.13 "Employer" shall mean the Company and any Affiliate that, with the consent of the Company, elects to participate in the Plan and any successor entity that adopts the Plan pursuant to Section 15.11. If any such entity withdraws, is excluded from participation in the Plan or terminates its participation in the Plan, such entity shall thereupon cease to be an Employer.

2.14 "Employment Agreement" shall mean the employment contract specifying the terms of Participant's employment with Employer.

2.15 "Fair Market Value" on any given date means the value of one share of Common Stock as determined by the Administrator in its sole discretion. Unless otherwise determined by the Administrator, the value shall be as set forth in the most recent appraisal of the Common Stock, which shall be done at least annually.

2.16 "Participant" shall mean an Employee of the Company who has an Employment Agreement to whom an Award is granted under this Plan.

2.17 "Phantom Stock Agreement" means the agreement between the Company and the Participant pursuant to which the Company authorizes an Award hereunder. Each Phantom Stock Agreement entered into between the Company and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Administrator. Provisions in any Phantom Stock Agreement relating to matters such as noncompetition, nonsolicitation and protection of intellectual property are hereby deemed to be consistent with the Plan.

2.18 "Phantom Stock" means a unit granted to a Participant that entitles the Participant to receive a payment in cash equal to the Fair Market Value of a share of Common Stock on the date the Phantom Stock vests.

2.19 "Plan" means the Alion Science and Technology Corporation Phantom Stock Plan, as amended from time to time.

2.20 "Proprietary Information" means any non-public information concerning Alion or its affiliates, including, without limitation, non-public information concerning its client or customer lists, solicitation and contact lists, business plans and strategies, marketing and solicitation techniques, research information, project data and information, or any other information which gives or may give Alion and advantage against its competitors.

2.21 "Termination of Employment" means cessation of performance of services for the Company. For purposes of maintaining a Participant's continuous status as an Employee and accrual of rights under any Award granted pursuant to the Plan, transfer of an Employee among Alion and any of its Affiliates shall not be considered a Termination of Employment with the Company. For the avoidance of doubt, and by way of example only, if a Participant works for a wholly-owned subsidiary of the Company, then a sale of the subsidiary by the Company would be regarded as a Termination of Employment of such Participant for purposes of this Plan, notwithstanding the Participant's continued employment with that former subsidiary.

                                    ARTICLE 3
                                 ADMINISTRATION

3.1 GENERAL. The Plan shall be administered by the Administrator. The Administrator shall have the full and final authority, in its discretion, to interpret conclusively the provisions of the Plan; to adopt such rules for carrying out the Plan as it may deem advisable; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

3.2 PROCEDURE. The Administrator shall meet at such times and places and upon such notice as it may determine. A majority of the members of the Board or committee serving as Administrator hereunder shall constitute a quorum. Any acts by the Administrator may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Board or committee serving as Administrator hereunder shall be valid acts of the Administrator. Members of the Board or committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Administrator during which action is taken with respect to the granting of an Award to him or her.

3.3 DUTIES. The Administrator shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, all within the Administrator's sole and absolute discretion. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

        (i)     construe the Plan and any Award under the Plan;

        (ii) select the Employees of the Company to whom Awards may be granted and the time or times at which Awards shall be granted;

        (iii) determine the number of shares of Common Stock to be covered by or used for reference purposes for any Award;

        (iv) determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of Phantom Stock Agreements;

        (v) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting of an Award following a Participant's Termination of Employment or death;

        (vi) impose limitations on Awards, including limitations on transfer provisions;

        (vii) modify, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards; or

        (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws.

3.4 LIMITED LIABILITY. To the maximum extent permitted by law, no member of the Board or committee serving as Administrator hereunder shall be liable for any action taken or decision made in good faith relating to the Plan or any Award.

3.5 EFFECT OF ADMINISTRATOR'S DECISION. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any Participants in the Plan and any other Employee of the Company, and their respective successors in interest.

                                    ARTICLE 4
                                  PARTICIPATION

Individual Participants in the Plan shall be selected by the Administrator in its sole discretion from key executive Employees of the Company. Awards may be granted by the Administrator at any time and from time to time to new Participants, or to existing Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Administrator shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions.

                                    ARTICLE 5
                             GRANT OF PHANTOM STOCK

5.1     SHARES SUBJECT TO THE PLAN.

        (a) Subject to adjustments as provided in Article 10, the shares of Common Stock that may be used for reference purposes with respect to Awards granted under the Plan shall not exceed 173,000 shares of Common Stock outstanding on a fully diluted basis (assuming the exercise of any outstanding options, warrants and rights including, without limitation, SARs, and assuming the conversion into Common Stock of any outstanding securities convertible into Common Stock) from time to time. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled without the delivery of consideration, the shares of Common Stock that are used for reference purposes for such Award shall thereafter be available for further Awards under the Plan.

        (b) No actual shares of Common Stock are reserved hereunder. References to shares of Common Stock are for accounting and valuation purposes only, and not to grant any voting or other rights associated with ownership of Common Stock.

5.2 GRANT OF AWARD. The grant of an Award shall be authorized by the Administrator and shall be evidenced by a Phantom Stock Agreement in a form approved by the Administrator, between the Company and the Participant. Each such Phantom Stock Agreement shall set forth its Date of Grant, the number of shares of Phantom Stock awarded, and the vesting provisions. Each such Phantom Stock Agreement shall be subject to the express terms and conditions of this Plan, and shall be subject to such other terms and conditions that, in the reasonable judgment of the Administrator, are appropriate and not inconsistent with this Plan. The Participant shall have none of the rights of a stockholder with respect to any shares of Phantom Stock.

5.3 DISQUALIFIED PERSONS. Subject to the other applicable provisions of the Plan, the Administrator may at any time and from time to time grant Phantom Stock to eligible Participants, as it determines. Notwithstanding the foregoing to the contrary, no grant of Phantom Stock may be made to any "Disqualified Person" (within the meaning of sections 409(p)(4) and 4979A of the Code, as added by the Economic Growth and Tax Relief Reconciliation Act of 2001) for any period during which the Corporation maintains the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Plan (the "ESOP") or any other employee stock ownership plan as described in and qualified under section 4975(e)(7) and 401(a) of the Code, respectively. Any grant of Phantom Stock made in violation of this edict shall be null and void ab initio. In addition, no grant of Phantom Stock may be made to any eligible individual if and to the extent that such grant would cause such individual to become a Disqualified Person.

5.4 AMOUNT OF PAYMENT UPON VESTING OF AWARDS. Each share of Phantom Stock held by a Participant shall entitle the Participant to receive, subject to the provisions of the Plan and the Phantom Stock Agreement, a payment having an aggregate value equal to the product of: (i) the Fair Market Value multiplied by
(ii) the number of shares of Phantom Stock, or portion thereof, which are vested.

                                    ARTICLE 6
                                RIGHT TO PAYMENT

6.1 VESTING. A participant shall have no right to receive payment for any share of Phantom Stock until it is vested. Unless otherwise determined by the Administrator in a Participant's Phantom Stock Agreement, Awards shall vest in accordance with the following schedule:

Anniversary from Grant Date                          Vested Amount
---------------------------                          -------------
         3rd                                               1/2
         4th                                               1/4
         5th                                               1/4

6.2 TERMINATION AND FORFEITURE OF AWARDS. Under certain circumstances described below, vesting may be accelerated.

        (a) Termination of Employment. Except as set forth in this Section 6.2, a Participant who has a Termination of Employment for any reason shall forfeit his or her rights to all unvested Awards.

        (b) Voluntary Termination of Employment. If a Participant voluntarily terminates employment with the Company, then such Participant shall forfeit all rights to all unvested Awards, unless such termination is for Good Reason, as defined in the Participant's Employment Agreement (but for this purpose only, without regard to whether the occurrence of one of the events is during the Protected Period, as defined by the Employment Agreement). If a Participant voluntarily terminates employment with the Company for Good Reason, then such Participant shall immediately vest in a prorated portion of his or her unvested Awards based on a ratio the numerator of which is the number of months from the Date of Grant through the end of the month of such termination and the denominator of which is sixty (60).

        (c) Involuntary Termination of Employment Without Cause. If a Participant is involuntarily terminated from employment with the Company for any reason other than for

Cause or Just Cause, then he or she shall immediately vest in a prorated portion of his or her unvested Awards based on a ratio the numerator of which is the number of months from the Date of Grant through the end of the month of such termination and the denominator of which is sixty (60).

        (d) Termination for Cause or Just Cause. If a Participant is terminated for Cause or Just Cause, such Participant shall forfeit his or her rights to all unvested Awards.

        (d) Death of a Participant. If a Participant dies prior to terminating employment with the Company, the Participant shall vest immediately in one hundred percent (100%) of all Awards.

        (e) Disability of a Participant. If a Participant ceases to be an Employee due to Disability, then the Participant shall vest immediately in one hundred percent (100%) of all Awards.

        (f) Change in Control. Participants shall vest immediately in one hundred percent (100%) of all Awards on the date on which there is a Change in Control.

        (g) Disqualified Persons. Prior to each vesting date for so long as the Company shall maintain the ESOP or any other employee stock ownership plan as described in and qualified under section 4975(e)(7) and 401(a) of the Code, respectively, the Administrator shall determine whether a Participant is or will become a Disqualified Person (as described in Section 5.3 above) as of such date. If a Participant is a Disqualified Person, then the full amount of the Award that has not yet vested shall be forfeited. If a Participant will become a Participant as of such date, then all or part of the Award that has not yet vested shall be forfeited to avoid causing such Participant to become a Disqualified Person. In all cases, any required forfeiture is to occur in reverse order of time at which the Company grants the Awards at issue. The provisions of this section 6.2(g) are to be applicable from and after the effective date of this Plan.

                                    ARTICLE 7
                        PAYMENT OF PHANTOM STOCK BENEFITS

7.1 FORM OF PAYMENT. Each Participant shall be entitled to a cash payment upon vesting equal to the number of vested shares of Phantom Stock multiplied by the Fair Market Value on the date of vesting.

7.2 TIMING OF PAYMENT. The Company shall make payment of the amount receivable upon the vesting of an Award by the delivery of cash in a lump sum within sixty (60) days of such vesting. Notwithstanding the foregoing, the Administrator has the discretion to delay payment of an Award for a period not to exceed five (5) years. If the determination is made to delay the payment, the unpaid balance shall bear interest at the prime rate as announced in the Wall Street Journal on the date of vesting. In making this determination, the Administrator will examine the available cash and anticipated cash needs of the Company.

7.3 ELECTION TO DEFER BENEFITS. The Board may permit Participants who are also participants in the Alion Science and Technology Corporation Executive Deferred Compensation Plan (the "Deferred Compensation Plan") to elect, at least 180 days prior to the date of vesting, to defer receipt of all or a portion of the Plan benefit through a contribution to the Deferred Compensation Plan.

7.4 DISCHARGE. Any payment made by the Company in good faith in accordance with the provisions of this Plan and a Participant's Phantom Stock Agreement shall fully discharge the Company from all further obligations with respect to such payment and the Phantom Stock Agreement.

7.5 WITHHOLDING. The Company shall have the right to deduct from all amounts paid pursuant to the Plan any Federal, State or local income tax, social security contribution or other payroll taxes required by law, whether domestic or foreign, to be withheld with respect to such payments. The Company shall also have the right to deduct FICA contributions required at vesting.

                                    ARTICLE 8
                            AMENDMENT AND TERMINATION

8.1 AMENDMENT. The Board may amend the Plan at any time and from time to time, provided that (i) no amendment shall deprive any person of any rights granted under the Plan before the effective date of such amendment, without such person's consent; and (ii) amendments may be subject to shareholder approval to the extent needed to comply with applicable law.

8.2 TERMINATION. The Board reserves the right to terminate the Plan in whole or in part at any time, without the consent of any person granted any rights under the Plan. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

                                    ARTICLE 9
                                      TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on February 11, 2013, but Awards granted before this termination date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE 10
                                  TRANSACTIONS

10.1 ADJUSTMENT OF NUMBER AND PRICE OF SHARES. Any other provision of the Plan notwithstanding, if through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in the Awards as it deems appropriate, in its sole discretion. The adjustment by the Administrator shall be final, binding and conclusive.

10.2 ADJUSTMENTS DUE TO SPECIAL CIRCUMSTANCES. The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

11.1 NO GUARANTEE OF EMPLOYMENT. Neither the Plan nor any Award granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Company or give any person any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted. Nothing in this Plan shall prevent, interfere with or limit in any way the right of the Company to terminate a Participant's employment at any time, whether or not such termination would result in: (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award under the Plan; and/or (iii) any other adverse effect on the Participant's interests under the Plan.

11.2 NO RIGHTS AS A SHAREHOLDER. A Participant shall not have any rights as a shareholder with respect to any shares of Phantom Stock.

11.3 INDEMNIFICATION OF BOARD AND ADMINISTRATOR. No member of the Board or the Administrator, nor any officer or Employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

11.4 EFFECT OF THE PLAN. Neither the adoption of this Plan nor any action of the Board or the Administrator shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by a Phantom Stock Agreement, or any amendment thereto, duly authorized by the Administrator and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

11.5 NON-ASSIGNABILITY. Phantom Stock granted to a Participant may not be transferred or assigned other than by will or by the laws of descent and distribution. If the Participant attempts to alienate, assign, pledge, hypothecate, or otherwise dispose of his Phantom Stock or any right thereunder, except as provided for in this Plan or the Phantom Stock Agreement, or in the event of any levy, attachment, execution, or similar process upon the right or interest conferred by this Plan or the Phantom Stock Agreement, the Administrator may terminate the Participant's Phantom Stock by notice to him, and it shall thereupon become null and void.

11.6 RESTRICTIVE LEGENDS. The Company may at any time place legends referencing any restrictions described in the Phantom Stock Agreement and any applicable federal or state securities law restrictions on all Awards.

11.7 COMPANY CHARTER AND BYLAWS. This Plan is subject to the charter and by-laws of the Company, as they may be amended from time to time.

11.8 NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company; however, in the event of commencement of a voluntary or involuntary case of bankruptcy against or by the Company, all vested and unvested Awards made hereunder shall be canceled and void.

11.9 GOVERNING LAW. All questions arising with respect to this Plan and any Phantom Stock Agreement executed hereunder shall be determined by reference to the laws of the State of Delaware in effect at the time of their adoption and execution, respectively, without implementing its laws regarding choice of law.

        IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed as of February 11, 2003, and certifies that the foregoing Plan was duly adopted by the Board of the Company on February 11, 2003.


                                       Alion Science and Technology Corporation



                                       By:      /s/ BAHMAN ATEFI
                                                --------------------------------
                                                Chief Executive Officer


                                       Attest:  /s/ JON EMERY
                                                --------------------------------
                                                Secretary